EXHIBIT (99)(a)

NEWS RELEASE

January 28, 2013
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER AND ANNUAL EARNINGS RESULTS
Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported fourth quarter and annual earnings results with highlights as follows:

Highlights:

•	Earnings before securities gains and income taxes were $1.4 million for the three months ended December 31, 2012 compared to $718,000 for the same period one year ago.
•	Earnings before securities gains and income taxes were $6.2 million for the year ended December 31, 2012 compared to $2.4 million for the year ended December 31, 2011.
•
Net earnings were $1.2 million or $0.22 basic and diluted net earnings per share for the three months ended December 31, 2012, before adjustment for preferred stock dividends and accretion, as compared to $1.8 million or $0.32 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $1.1 million or $0.19 basic and diluted net earnings per common share for the three months ended December 31, 2012, as compared to $1.4 million or $0.26 basic and diluted net earnings per common share, for the same period one year ago.

•	Core deposits were $646.4 million, or 82.7% of total deposits at December 31, 2012, compared to $633.0 million, or 76.5% of total deposits at December 31, 2011.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in fourth quarter earnings before security gains and income taxes to a decrease in the provision for loan losses, which was partially offset by a decrease in net interest income, a decrease in non-interest income and an increase in non-interest expense.

Year-to-date net earnings as of December 31, 2012 were $5.8 million, or $1.04 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $5.2 million, or $0.93 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the year ended December 31, 2012 were $4.8 million, or $0.86 basic and diluted net earnings per common share, as compared to $3.8 million, or $0.68 basic and diluted net earnings per common share, for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to a decrease in the provision for loan losses, which was partially offset by aggregate decreases in net interest income and non-interest income and aggregate increases in non-interest expense, as discussed below.

Net interest income was $7.7 million for the three months ended December 31, 2012, compared to $8.6 million for the same period one year ago.  This decrease was primarily due to a decrease in interest income resulting from decreases in loans and investment securities and a decrease in the yield on earning assets, which were partially offset by a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities.  Net interest income after the provision for loan losses increased to $7.2 million during the fourth quarter of 2012, compared to $5.6 million for the same period one year ago.  The provision for loan losses for the three months ended December 31, 2012, was $511,000, as compared to $2.9 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $4.2 million reduction in non-accrual loans from December 31, 2011 to December 31, 2012.

Non-interest income was $2.7 million for the three months ended December 31, 2012, as compared to $4.5 million for the same period one year ago.  This decrease is primarily attributable to a $1.8 million decrease in the gains on sale of securities, which was partially offset by a $210,000 increase in mortgage banking income, for the three months ended December 31, 2012, as compared to the same period one year ago.

Non-interest expense was $8.5 million for the three months ended December 31, 2012, as compared to $7.6 million for the same period one year ago.  This increase is attributable to a $529,000 increase in salaries and employee benefits expense, which was primarily due to salary increases in 2012 and bonuses accrued in the fourth quarter 2012, and a $316,000 increase in non-interest expenses other than salary, employee benefits and occupancy expenses for the three months ended December 31, 2012, as compared to the same period one year ago.

Year-to-date net interest income as of December 31, 2012 decreased 8.1% to $31.5 million compared to $34.3 million for the same period one year ago.   This decrease is primarily attributable to a decrease in interest income resulting from decreases in loans and investment securities and a decrease in the yield on earning assets, which were partially offset by a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities.  Net interest income after the provision for loan losses increased 22.8% to $26.6 million for the year ended December 31, 2012, compared to $21.7 million for the same period one year ago.  The provision for loan losses for the year ended December 31, 2012 was $4.9 million, as compared to $12.6 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $4.4 million decrease in net charge-offs during the year ended December 31, 2012 compared to the same period one year ago and a $4.2 million reduction in non-accrual loans from December 31, 2011 to December 31, 2012.

Non-interest income was $12.5 million for the year ended December 31, 2012, as compared to $14.5 million for the year ended December 31, 2011.  This decrease is primarily attributable to $3.0 million decrease in the gains on sale of securities, which was partially offset by a $472,000 increase in mortgage banking income and a $362,000 increase in income from the Company’s appraisal management company subsidiary, for the year ended December 31, 2012, as compared to the year ended December 31, 2011.

Non-interest expense was $31.8 million for the year ended December 31, 2012, as compared to $29.6 million for the year ended December 31, 2011.  This increase is primarily due to a $1.7 million increase in salaries and employee benefits expense and a $653,000 increase in non-interest expenses other than salary, employee benefits and occupancy expenses for the year ended December 31, 2012, as compared to the same period one year ago.  The increase in salaries and employee benefits expense was primarily due to salary increases and bonuses accrued in 2012, along with an increase in commissions on mortgage and real estate appraisal sales.  The increase in non-interest expenses other than salary, employee benefits and occupancy expenses included $232,000 in expenses associated with the Company’s purchase of preferred stock and a common stock warrant from the U.S. Department of the Treasury (“UST”), which was issued to the UST in connection with the Company’s participation in the Capital Purchase Program (“CPP”) under the Troubled Asset Relief Program (‘TARP”) in 2008.

Total assets amounted to $1.0 billion as of December 31, 2012, as compared to $1.1 billion as of December 31, 2011.  Available for sale securities decreased 7.3% to $297.8 million as of December 31, 2012, compared to $321.4 million as of December 31, 2011.  This decrease reflects investment securities sold and paydowns of mortgage-backed securities during the year ended December 31, 2012, which were partially offset by purchases of investment securities.  Total loans amounted to $620.0 million as of December 31, 2012, compared to $670.5 million as of December 31, 2011.  This decrease is primarily due to the anticipated reduction in existing loans through the work-through of problem loans and normal principal repayments, which have exceeded the diminished level of loan originations, due primarily to the current level of slow economic growth.

Non-performing assets declined to $26.3 million or 2.6% of total assets at December 31, 2012, compared to $32.1 million or 3.0% of total assets at December 31, 2011 primarily due to a decrease in non-accrual loans.  Non-performing loans include $9.2 million in acquisition, development and construction (“AD&C”) loans, $10.4 million in commercial and residential mortgage loans and $415,000 in other loans at December 31, 2012, as compared to $13.2 million in AD&C loans, $10.7 million in commercial and residential mortgage loans and $554,000 in other loans at December 31, 2011.  The allowance for loan losses at December 31, 2012 was $14.4 million or 2.3% of total loans, compared to $16.6 million or 2.5% of total loans at December 31, 2011.  According to Mr. Sellers, management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $781.5 million as of December 31, 2012, compared to $827.1 million at December 31, 2011.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $100,000, increased $13.4 million to $646.4 million at December 31, 2012, as compared to $633.0 million at December 31, 2011.  Certificates of deposit in amounts greater than $100,000 or more totaled $134.7 million at December 31, 2012, as compared to $193.0 million at December 31, 2011.  This decrease is attributable to a $25.6 million decrease in brokered certificates of deposit combined with a decrease in retail certificates of deposit as intended as part of the Bank’s pricing strategy to allow maturing high cost certificates of deposit to roll-off.

Securities sold under agreement to repurchase were $34.6 million at December 31, 2012, as compared to $39.6 million at December 31, 2011.

Shareholders’ equity was $97.7 million, or 9.6% of total assets, as of December 31, 2012, compared to $103.0 million, or 9.7% of total assets, as of December 31, 2011.  This decrease reflects the Company’s repurchase and retirement of a portion of its preferred shares in the second quarter of 2012.  The Company purchased 12,530 shares of the Company’s 25,054 outstanding shares of preferred stock from the UST, which was issued to the UST in connection with the Company’s participation in the CPP under TARP in 2008.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2011.

CONSOLIDATED BALANCE SHEETS
December 31, 2012 and December 31, 2011
(Dollars in thousands)

	December 31, 2012	December 31, 2011
	(Unaudited)	(Audited)
ASSETS:
Cash and due from banks	$32,617	$22,532
Interest bearing deposits	16,226	6,704
Cash and cash equivalents	48,843	29,236

Investment securities available for sale	297,823	321,388
Other investments	5,599	5,712
Total securities	303,422	327,100

Mortgage loans held for sale	6,922	5,146

Loans	619,974	670,497
Less: Allowance for loan losses	(14,423)	(16,604)
Net loans	605,551	653,893

Premises and equipment, net	15,874	16,896
Cash surrender value of life insurance	13,273	12,835
Accrued interest receivable and other assets	19,631	21,957
Total assets	$1,013,516	$1,067,063

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$161,582	$136,878
NOW, MMDA & savings	371,719	366,133
Time, $100,000 or more	134,733	193,045
Other time	113,491	131,055
Total deposits	781,525	827,111

Securities sold under agreement to repurchase	34,578	39,600
FHLB borrowings	70,000	70,000
Junior subordinated debentures	20,619	20,619
Accrued interest payable and other liabilities	9,047	6,706
Total liabilities	915,769	964,036

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
12,524 shares in 2012 and 25,054 shares in 2011	12,524	24,758
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,613,495 shares in 2012 and
5,544,160 shares in 2011	48,133	48,298
Retained earnings	31,478	26,895
Accumulated other comprehensive income	5,612	3,076
Total shareholders' equity	97,747	103,027

Total liabilities and shareholders' equity	$1,013,516	$1,067,063

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2012 and 2011
(Dollars in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
INTEREST INCOME:
Interest and fees on loans	$7,936	$8,697	$32,758	$36,374
Interest on due from banks	16	15	51	33
Interest on investment securities:
U.S. Government sponsored enterprises	419	1,416	2,746	5,414
State and political subdivisions	940	793	3,403	3,180
Other	81	68	287	258
Total interest income	9,392	10,989	39,245	45,259

INTEREST EXPENSE:
NOW, MMDA & savings deposits	267	428	1,180	2,263
Time deposits	572	1,134	3,205	5,035
FHLB borrowings	680	698	2,744	2,956
Junior subordinated debentures	105	106	438	407
Other	25	54	129	285
Total interest expense	1,649	2,420	7,696	10,946

NET INTEREST INCOME	7,743	8,569	31,549	34,313
PROVISION FOR LOAN LOSSES	511	2,936	4,924	12,632
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,232	5,633	26,625	21,681

NON-INTEREST INCOME:
Service charges	1,162	1,261	4,764	5,106
Other service charges and fees	408	488	1,940	2,090
Gain on sale of securities	15	1,767	1,218	4,262
Mortgage banking income	436	226	1,229	757
Insurance and brokerage commissions	114	120	517	471
Miscellaneous	544	620	2,869	1,827
Total non-interest income	2,679	4,482	12,537	14,513

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,466	3,937	16,426	14,766
Occupancy	1,345	1,309	5,236	5,339
Other	2,700	2,384	10,120	9,467
Total non-interest expense	8,511	7,630	31,782	29,572

EARNINGS BEFORE INCOME TAXES	1,400	2,485	7,380	6,622
INCOME TAXES	187	708	1,587	1,463

NET EARNINGS	1,213	1,777	5,793	5,159

Dividends and accretion on preferred stock	157	348	1,010	1,393

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$1,056	$1,429	$4,783	$3,766

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.19	$0.26	$0.86	$0.68
Diluted net earnings	$0.19	$0.26	$0.86	$0.68
Cash dividends	$0.07	$0.02	$0.18	$0.08
Book value	$15.18	$14.06	$15.18	$14.06

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2012 and 2011
(Dollars in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$279,800	$312,699	$289,010	$295,413
Loans	629,368	677,539	648,595	697,527
Earning assets	943,051	1,022,341	965,994	1,015,451
Assets	1,008,543	1,084,473	1,029,612	1,074,248
Deposits	773,015	838,566	786,976	835,549
Shareholders' equity	98,552	103,169	103,805	102,568

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.46%	3.48%	3.44%	3.55%
Return on average assets	0.48%	0.65%	0.56%	0.48%
Return on average shareholders' equity	4.90%	6.83%	5.58%	5.03%
Shareholders' equity to total assets (period end)	9.64%	9.66%	9.64%	9.66%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$16,551	$16,348	$16,604	$15,493
Provision for loan losses	511	2,936	4,924	12,632
Charge-offs	(2,688)	(2,726)	(8,331)	(12,260)
Recoveries	49	46	1,226	739
Balance, end of period	$14,423	$16,604	$14,423	$16,604

ASSET QUALITY:
Non-accrual loans			$17,630	$21,785
90 days past due and still accruing			2,403	2,709
Other real estate owned			6,256	7,576
Repossessed assets			10	-
Total non-performing assets			$26,299	$32,070
Non-performing assets to total assets			2.60%	3.01%
Allowance for loan losses to non-performing assets			54.84%	51.77%
Allowance for loan losses to total loans			2.33%	2.48%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade
	12/31/2012	12/31/2011
Risk Grade 1 (excellent quality)	2.93%	3.12%
Risk Grade 2 (high quality)	16.94%	16.58%
Risk Grade 3 (good quality)	47.74%	49.30%
Risk Grade 4 (management attention)	20.70%	19.65%
Risk Grade 5 (watch)	5.07%	4.76%
Risk Grade 6 (substandard)	6.26%	6.21%
Risk Grade 7 (low substandard)	0.00%	0.00%
Risk Grade 8 (doubtful)	0.00%	0.00%
Risk Grade 9 (loss)	0.00%	0.00%

At December 31, 2012, including non-accrual loans, there were nine relationships exceeding $1.0 million (which totaled $17.2 million) in the Watch risk grade, four relationships exceeding $1.0 million in the Substandard risk grade (which totaled $11.1 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. There were three relationships with loans in the Watch risk grade and the Substandard risk grade exceeding $1.0 million total (which totaled $4.6 million).

(END)